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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-84650 of Magnum Hunter Resources, Inc. on Form S-3 of our reports dated March 20, 2001, appearing in the Annual Report on Form 10-K of Magnum Hunter Resources, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Dallas, Texas
March 26, 2002